Exhibit 99.1

Bancshares of Florida, Inc. Announces Change in Corporate Name to Bank of Florida Corporation

          NAPLES, Fla., Dec. 21 /PRNewswire-FirstCall/ -- Michael L. McMullan, President and Chief Executive Officer, announced today that Bancshares of Florida, Inc. (Nasdaq: BOFL) received shareholder support to change the name of the $850 million-asset multi-bank holding company from Bancshares of Florida, Inc. to Bank of Florida Corporation.

          “Bank of Florida is such a powerful and unforgettable name. We elected to make this change so that we could further our brand strategy and gain better name recognition in the communities where we have a presence, where we look to expand and among the investment community,” said Michael L. McMullan.  “Our three banking charters and trust company are branded under the ‘Bank of Florida’ name including: Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida - Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida - Tampa Bay in Hillsborough County; and Bank of Florida Trust Company. It just made good business sense to position our holding company with the same indelible name.”

          The change to Bank of Florida Corporation is effective immediately and reflects no change in ownership or leadership for the company.

          Also approved at the December 18, 2006 Old Florida Bankshares, Inc. and the December 20, 2006 Bank of Florida Corporation shareholder meetings is the pending acquisition of Old Florida Bank by Bank of Florida Corporation. Under the terms of the agreement, Old Florida Bank’s operations will be combined into those of Bank of Florida - Southwest, a wholly-owned subsidiary of Bank of Florida Corporation. The transaction is expected to close in the Spring of 2007.

          Bank of Florida Corporation

          Bank of Florida Corporation. (Nasdaq: BOFL, Newspaper listing: “BcshFla”) is an $850 million-asset multi-bank holding Company located in Naples, Florida.  Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida - Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida - Tampa Bay in Hillsborough County; and Bank of Florida Trust Company. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on the “Investor Relations” tab.

          The foregoing may be deemed to be offering materials of Bank of Florida Corporation in connection with its proposed acquisition of Old Florida Bankshares, Inc. (“Old Florida”) on the terms and subject to the conditions in the Agreement and Plan of Merger dated August 28, 2006, between Bank of Florida Corporation and Old Florida.

          Bank of Florida Corporation and Old Florida shareholders and other investors are urged to read the Proxy Statement/Prospectus that is included in the Registration Statement on Form S-4, which Bank of Florida Corporation filed with the Securities and Exchange Commission on October 3, 2006, because it contains important information about the Company, Old Florida, the merger, the solicitation of proxies in the merger and related matters.

          The Proxy Statement/Prospectus is available for free both on the Securities and Exchange Commission website (http://www.sec.gov) as a 424(B)(3) filed on November 13, 2006 and from Bank of Florida Corporation as follows: Chief Financial Officer, Bank of Florida Corporation, 1185 Immokalee Road, Naples, FL 34110.

          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward- looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, Bank of Florida Corporation’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

          CONTACT:
          Tracy Keegan
          EVP, Chief Financial Officer
          Bank of Florida Corporation
          (239)254-2147

SOURCE  Bank of Florida Corporation
          -0-                                                            12/21/2006
          /CONTACT:  Tracy Keegan, EVP, Chief Financial Officer of Bank of Florida Corporation, +1-239-254-2147/
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          /Web site:  http://www.bankofflorida.com/
          (BOFL)